                                                                       Exhibit 6
                                                                       ---------

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO JAY JACOBS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO THE PROVISIONS OF RULE 144 OF THE ACT.



                              WARRANT TO ACQUIRE
                      1,020,200 SHARES OF COMMON STOCK OR
                   10,202 COMMON STOCK EQUIVALENT SHARES OF
                               JAY JACOBS, INC.

                                                            March 11, 1998


     THIS CERTIFIES THAT CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., a limited partnership organized under the laws of the State of Delaware (the "Purchaser") or its registered assigns (the Purchaser or its registered
----------
assign(s), as applicable, is referred to herein as the "Holder") is entitled to
                                                        ------
purchase, on the terms and subject to the conditions hereinafter set forth, from JAY JACOBS, INC., a Washington corporation (the "Company"), at any time after
                                                 -------
the date hereof and on or before 5:00 p.m., Seattle time, on the date that is five (5) years after the date hereof (the "Exercise Period"), that number of
                                           ---------------
shares (the "Warrant Shares") of common stock, par value $.01 per share, of the
             --------------
Company (the "Common Stock") or the number of shares of preferred stock
              ------------
designated as common stock equivalent shares (the "Common Stock Equivalent
                                                   -----------------------
Shares" or the  "Common Stock Equivalents"), as set forth in Section 2.1 hereof.
------           ------------------------
The Company issued this Warrant and a Debenture to the Purchaser pursuant to the Debenture Purchase Agreement, dated as of March 11, 1998, by and between the Company and the Purchaser and other parties identified therein (the "Debenture
                                                                     ---------
Purchase Agreement").  This Warrant and the Debenture are not attached and each
------------------
may be assigned or transferred separately. Capitalized words not defined herein shall have the meaning set forth in the Debenture Purchase Agreement.

                                   SECTION 1

                                Exercise Price
                                --------------

     The exercise price at which this Warrant may be exercised shall be $.01 per share of Common Stock or $1.00 per Common Stock Equivalent Share (the "Exercise
                                                                       --------
Price"), subject to any adjustment pursuant to Section 3.3.
-----

                                   SECTION 2

                           Exercise of Warrant, Etc.
                           -------------------------

     2.1  Number of Shares for Which Warrant is Exercisable.  This Warrant
          -------------------------------------------------
initially shall be exercisable for 1,020,200 shares of Common Stock or 10,202 Common Stock Equivalent Shares, subject to any adjustment pursuant to Section 3.3.

     2.2  Procedure for Exercise of Warrant.  The Warrant may be exercised in
          ---------------------------------
whole or in part during the Exercise Period by surrendering this Warrant, with the purchase form provided for herein duly executed by the Holder or by the Holder's duly authorized attorney-in-fact, at the principal office of the Company or at such other office or agency in the United States as the Company may designate by notice in writing to the Holder accompanied by payment in full, in cash, bank cashier's check or certified check payable to the order of the Company, of the Exercise Price payable in respect of the Warrant Shares being exercised.

     2.3  Conversion.  This Warrant is exercisable at any time during the
          ----------
Exercise Period at the option of the Holder.

     2.4  Transfer Restriction Legend.  Each certificate for Warrant Shares
          ---------------------------
initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear the following legend (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof:

     "These securities have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may be offered, sold or transferred only if registered pursuant to the provisions of such laws, or if in the opinion of counsel satisfactory to the Company, an exemption from such registration is available."

     2.5  Acknowledgment of Continuing Obligation.  The Company will, if the
          ---------------------------------------
Holder exercises this Warrant in part, upon request of the Holder, acknowledge in writing the Company's continuing obligation to the Holder in respect of any rights to which the Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the Holder to make
                              --------
any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

     2.6  Termination of Warrant.  If the Holder fails to exercise this Warrant
          ----------------------
during the Exercise Period, then this Warrant shall terminate and thereafter be null and void. Notwithstanding the preceding sentence, in the event that the Company repays and redeems the Debenture in full at any time during the Exercise Period, this Warrant shall remain in full force and effect until expiration of the Exercise Period, when it shall expire.

                                   SECTION 3

                          Ownership of this Warrant.
                          -------------------------

     3.1  Deemed Holder.  The Company may deem and treat the person in whose
          -------------
name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 3.

     3.2  Exchange, Transfer and Replacement.  Subject to applicable federal and
          ----------------------------------
state securities laws, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant duly endorsed at said office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, an indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the Holder of this
                                --------  -------
Warrant is the original Holder, an affidavit of lost Warrant shall be sufficient for all purposes of this Section 3.2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all reasonable expenses, taxes (other than stock transfer taxes and income taxes) and other charges payable by it in connection with the preparation, execution and delivery of Warrant Shares pursuant to this Section 3.2.

     3.3  Antidilution.
          ------------

     (a) If at any time while all or any portion of this Warrant remains outstanding all or any portion of this Warrant shall be exercised subsequent to
(i) any sales of shares of Common Stock or Common Stock Equivalent Shares of the Company at a price per share less than the Exercise Price per share then applicable to this Warrant, or (ii) any issuance of any security convertible into shares of Common Stock or Common Stock Equivalent Shares of the Company with a conversion price per share less than the Exercise Price per share then applicable to this Warrant, or (iii) any issuance of any option, warrant or other right to purchase shares of Common Stock or Common Stock Equivalent Shares of the Company at any Exercise Price per share less than the Exercise Price per share then applicable to this Warrant (except pursuant to an employee or director stock option plan or similar compensation plan approved by the Board of Directors); then in any and every such event the Exercise Price per share for this Warrant shall be reduced and shall be equal to such lower sales, conversion or Exercise Price per share.

     (b) If all or any portion of this Warrant shall be exercised subsequent to any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, reorganization or liquidation of the Company occurring after the date hereof, as a result of which such shares of any class shall be issued in respect of outstanding shares of Common Stock or Common Stock Equivalent Shares of the Company (or shall be issuable in respect of securities convertible into shares of Common Stock or Common Stock Equivalent) or upon exercise of rights (other than this Warrant) to purchase shares of Common Stock or Common Stock Equivalent Shares or shares of such Common Stock or Common Stock Equivalents shall be changed into the same or a different number of shares of the same or another class or classes, the Holder exercising this Warrant shall receive the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately before such stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, reorganization or liquidation.


                                   SECTION 4

                       Special Agreements of the Company
                       ---------------------------------

     The Company covenants and agrees that:

     4.1  Reservation of Shares.  The Company will reserve and set apart and
          ----------------------
have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock or Common Stock Equivalent Shares deliverable upon the exercise of this Warrant or of any other rights or privileges provided for therein sufficient to enable the Company at any time to fulfill all its obligations thereunder.

     4.2  No Impairment.  The Company will not, by amendment of its Articles of
          -------------
Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment due to such event. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on exercise of this Warrant above the Exercise Price then in effect, (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of this Warrant from time to time, and (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company, unless such other person (or, in the case of a merger or consolidation in which the Company is the surviving entity, the person issuing the securities involved in such merger or consolidation) shall expressly assume in writing and will be bound by all the terms of this Warrant.

     4.3  CFO's Certificate as to Adjustments.  In each case of any adjustment
          -----------------------------------
or readjustment in the shares of Common Stock or Common Stock Equivalent Shares issuable on the exercise of this Warrant, the Chief Financial Officer of the Company will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a

                                                                       Exhibit 6
                                                                       ---------

certificate setting forth such adjustment or readjustment, the Exercise Price resulting therefrom, and the increase or decrease, if any, of the number of shares purchasable at such price upon exercise of this Warrant showing in detail the facts and computation upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such certificate to each registered Holder of this Warrant, and will, on the written request at any time of the Holder of this Warrant, furnish to such Holder a like certificate setting forth the Exercise Price of the Warrant at the time in effect and showing how it was calculated.

     4.4  Notices of Record Date.  In the event the Company (a) takes a record
          ----------------------
of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (b) consolidates or merges into, or transfers all or substantially all of its assets to, another corporation, or (c) dissolves or liquidates (the events described in the foregoing clauses (b) and (c) being hereinafter referred to as a "Fundamental Change"), then and in each such event the Company will mail or
-------------------
cause to be mailed to the registered Holder of this Warrant a notice specifying
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such Fundamental Change is to be effected, and the time, if any to be fixed, as of which the holders of record of Common Stock or Common Stock Equivalent Shares shall be entitled to exchange their shares of Common Stock or Common Stock Equivalents for securities or other property, if any, deliverable on any Fundamental Change and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or a favorable vote of stockholders, if either is required.
---------------
Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken or 20 days prior to the record date therefor, whichever is earlier.


                                   SECTION 5

                                    Notices
                                    -------

     Any notice or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or sent by certified or registered mail, to the Holder or the Company at the address as set forth in
Section 10.4 of the Debenture Purchase Agreement.

                                   SECTION 6

                                 Governing Law
                                 -------------

     This Warrant shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to its conflicts of laws provisions.


                                   SECTION 7

                   Binding Effect on the Company's Successor
                   -----------------------------------------

     This Warrant shall be binding upon any corporation or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.


     [Balance of Page Left Blank Intentionally -- Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and to be dated as of the date first hereinabove set forth.


Dated:  March 11, 1998



ATTEST:                              JAY JACOBS, INC.



___________________________________  By: _____________________________________
William L. Lawrence, Jr., Secretary      Name:  Rex L. Steffey
                                         Title: President and Chief Executive
                                                Officer

                                  ASSIGNMENT

            (TO BE EXECUTED BY THE REGISTERED HOLDER IF IT DESIRES
                 AND IS PERMITTED TO TRANSFER THE WARRANT OF)


JAY JACOBS, INC.

     FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto __________________________ the right to purchase [______%] of the number of shares of Common Stock or Common Stock Equivalent Shares covered by the within Warrant, and does hereby irrevocably constitute and appoint ________________________________________ Attorney to transfer the said Warrant on the books of the Company (as defined in said Warrant) with full power of substitution.

     The undersigned represents and warrants to the Company that this assignment has been effected in compliance with all applicable provisions of said Warrant and any applicable provisions of the Debenture Purchase Agreement referred to in such Warrant.


                              Signature:  __________________________(SEAL)

                              Address:    ________________________________

                                          ________________________________

Dated:  ___________________

In the presence of


___________________________   _____________________________________
(Witness)                     (Signature of Witness)



NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                 PURCHASE FORM

                (TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT)

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases Common Stock or Common Stock Equivalent Shares, par value $.01 per share, of Jay Jacobs, Inc., a Washington corporation, purchasable with this Warrant, and herewith makes payment therefor: (circle the following as applicable)

     1.  By cash in the amount of $________.

     2.  By bank cashier's check in the amount of $_________.

     3.  By certified check in the amount of $_________.

all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock or Common Stock Equivalent Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to___________________________, whose address is
_____________________________________ and, if such shares shall not include all of the shares issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.


Dated:

                                    ___________________________________
                                    (Signature of Registered Owner)

                                    ___________________________________
                                    (Street Address)

                                    ___________________________________
                                    (City)      (State)       (Zip  Code)